As filed with the Securities and Exchange Commission on December 22, 2011

Registration No. 33-83455

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARBITRON INC.

(Exact name of registrant as specified in its charter)

Delaware	52-0278528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9705 Patuxent Woods Drive Columbia, Maryland	21046
(Address of Principal Executive Offices)	(Zip Code)

ABR INFORMATION SERVICES, INC. 1996 NON-EMPLOYEE DIRECTOR STOCK

OPTION PLAN, AS AMENDED; ABR INFORMATION SERVICES, INC. AMENDED AND

RESTATED 1987 STOCK OPTION PLAN; ABR INFORMATION SERVICES, INC.

AMENDED AND RESTATED 1993 STOCK OPTION PLAN, AS AMENDED; ABR

INFORMATION SERVICES INC. 1997 STOCK OPTION PLAN

(Full title of the plans)

Timothy T. Smith

Executive Vice President, Business Development & Strategy

Chief Legal Officer and Secretary

Arbitron Inc.

9705 Patuxent Woods Drive

Columbia, Maryland 21046

(410) 312-8000

(Name, address and telephone number,

including area code, of agent for service)

POST-EFFECTIVE AMENDMENT NO. 1

TERMINATION OF REGISTRATION STATEMENT AND

DEREGISTRATION OF SECURITIES

Prior to March 30, 2001, Ceridian Corporation was a publicly traded company whose principal lines of business were the human resource service businesses, the Comdata business, which provided transaction processing and regulatory compliance services for the transportation industry, and the radio audience measurement business. On March 30, 2001, Arbitron Inc.’s (“Arbitron”) predecessor, Ceridian Corporation, completed a spin-off of its lines of business other than its radio audience measurement business to a newly formed company named “New Ceridian” and changed its name from Ceridian Corporation to Arbitron Inc.

The purpose of this Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-83455 for the ABR Information Services, Inc. 1996 Non-Employee Director Stock Option Plan, as amended; ABR Information Service, Inc. Amended and Restated 1987 Stock Option Plan; ABR Information Services, Inc. Amended and Restated 1993 Stock Option Plan, as amended; ABR Information Services, Inc. 1997 Stock Option Plan (the “Plans”), is to deregister shares registered for issuance pursuant to the Plans. The Form S-8, which was filed with the Securities and Exchange Commission (the “Commission”) on July 22, 1999, registered 861,425 shares of common stock for issuance pursuant to the Plans. Because no new awards of stock options can be made under the Plans, and because all of the awards of stock options which were granted under the Plans and for which the related shares of common stock were registered on Registration Statement No. 333-83455 either have been exercised in full or have expired due to the passage of time, no additional shares of common stock registered on Registration Statement No. 333-83455 can be purchased or otherwise issued under the Plans. As a result, Arbitron hereby removes from registration any and all shares of common stock that were previously registered under Registration Statement No. 333-83455 and that remain unissued as of the date hereof, and hereby files this Post-Effective Amendment No. 1 to effect such removal and to terminate Registration Statement No. 333-83455.

As there are no securities being registered in this amendment, and the sole purpose of the amendment is to deregister securities, the disclosure requirements under the Securities Act of 1933 and the requirement for exhibits under Regulation S-K are inapplicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on this 22nd day of December, 2011.

ARBITRON INC.

By:	/s/ WILLIAM T. KERR
William T. Kerr
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM T. KERR William T. Kerr	President, Chief Executive Officer and Director (principal executive officer)	December 22, 2011

/s/ RICHARD J. SURRATT Richard J. Surratt	Executive Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)	December 22, 2011

* Shellye L. Archambeau	Director	December 22, 2011

* David W. Devonshire	Director	December 22, 2011

* John A. Dimling	Director	December 22, 2011

* Erica Farber	Director	December 22, 2011

* Ronald G. Garriques	Director	December 22, 2011

* Philip Guarascio	Director	December 22, 2011

* Larry E. Kittelberger	Director	December 22, 2011

* Luis G. Nogales	Director	December 22, 2011

* Richard A. Post	Director	December 22, 2011

* By:	/s/ TIMOTHY T. SMITH
Timothy T. Smith
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

24.1	Power of Attorney